Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2022, with respect to the consolidated financial statements of Baudax Bio, Inc. incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 23, 2023